UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 7, 2012

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-34259	30-0513080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas		77027
(Address of Principal Executive Offices)		(Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On November 8, 2012, Willbros Group, Inc. (the “Company”) entered into an Amendment and Restatement Agreement dated as of such date (the “Amendment and Restatement Agreement”), to the Credit Agreement, dated as of June 30, 2010, among Willbros United States Holdings, Inc. (“WUSH”), as Borrower, the Company and certain subsidiaries thereof, as Guarantors, the lenders from time to time party thereto (the “Lenders”), Crédit Agricole Corporate and Investment Bank (“Credit Agricole”), as Administrative Agent, Collateral Agent and Issuing Bank, UBS Securities LLC, as Syndication Agent, and Natixis, the Bank of Nova Scotia and Capital One, N.A., as Co-Documentation Agents, as amended by Amendment No. 1 to Credit Agreement, dated as of March 4, 2011, and Amendment No. 2 to Credit Agreement, dated as of March 19, 2012 (as so amended, the “2010 Credit Agreement”). The Amendment and Restatement Agreement amended and restated the 2010 Credit Agreement in its entirety, to be in the form attached as Annex A thereto (as so amended and restated in its entirety, the “Amended and Restated Credit Agreement”).

The 2010 Credit Agreement provided for a $475 million senior secured credit facility, consisting of a four-year, $300 million term loan facility and a three-year revolving credit facility in an aggregate amount of $175 million. Under the Amended and Restated Credit Agreement, certain existing lenders under the revolving credit facility, holding an aggregate amount of commitments thereunder equal to $115 million, agreed that the maturity applicable to such commitments would be extended by one year, to June 30, 2014.

The Amended and Restated Credit Agreement provides for incremental term loans in an amount equal to $60 million, which will be pari passu in right of payment with, and secured on a pari passu basis with, the existing $125.4 million of term loans outstanding under the Amended and Restated Credit Agreement. The incremental term loans were drawn in full on the effective date of the Amended and Restated Credit Agreement. The incremental term loans were issued at a discount such that the funded portion was equal to 97 percent of the principal amount of the incremental term loans. The incremental term loans will mature on June 30, 2014, the same maturity date as the existing term loans.

The Amended and Restated Credit Agreement includes a sublimit for any new cash borrowings under the revolving credit facility made after the effective date of the Amendment and Restatement Agreement. This sublimit will range from $0 to $50 million and will be determined by reference to a formula which will permit new revolving borrowings only if the Company first makes voluntary prepayments of revolving borrowings and/or mandatory repayments or prepayments of revolving borrowings from the net proceeds of asset sales or equity issuances. This new sublimit will not apply to new revolving loan borrowings which are used to make payments of amounts due or outstanding in respect of the Company’s 6.5% Senior Convertible Notes (the “6.5% Notes”). However, if on or after March 31, 2013, the Company has received net proceeds from asset sales or equity issuances equal to or exceeding $90 million, the sublimit for revolving loan borrowings under the Amended and Restated Credit Agreement will be $50 million, and the sublimit will increase to $75 million after the Company first delivers consolidated financial statements evidencing a Total Leverage Ratio of 2.25 to 1.00 or lower as of the end of the most recently ended fiscal quarter, in each case, including any borrowings under the revolving credit facility used to make payments of amounts due or outstanding in respect of the 6.5% Notes.

Under the Amended and Restated Credit Agreement, certain financial covenants in effect under the 2010 Credit Agreement have been modified. The Maximum Total Leverage Ratio has been modified as follows:

•	for the fiscal quarter ending September 30, 2012, to 5.50 to 1.00 from 3.50 to 1.00;

•	for the fiscal quarter ending December 31, 2012, to 4.00 to 1:00 from 3.25 to 1.00;

•	for the fiscal quarter ending March 31, 2013, the ratio is unchanged at 3.25 to 1.00;

•	for the fiscal quarter ending June 30, 2013, to 3.00 to 1.00 from 3.25 to 1.00;

•	for the fiscal quarter ending September 30, 2013, to 2.75 to 1.00 from 3.25 to 1.00; and

•	for fiscal quarters ending December 31, 2013 and thereafter, to 2.75 to 1.00 from 3.00 to 1.00.

The Minimum Interest Coverage Ratio for the fiscal quarter ending September 30, 2012 has been modified to 2.25 to 1.00 from 2.75 to 1.00. The Minimum Interest Coverage Ratio remains unchanged for all subsequent quarters (2.75 to 1.00 for fiscal quarters ending December 31, 2012, March 31, 20113, June 30, 2013 and September 30, 2013; and 3.00 to 1.00 for fiscal quarters ending December 31, 2013 and thereafter).

Under the 2010 Credit Agreement, amounts borrowed under the revolving credit facility bore interest at a Eurocurrency rate or a base rate, plus in each case, an applicable margin based on the Total Leverage Ratio. The margin ranged from 3.0 percent to 3.75 percent on Eurocurrency rate loans and from 2.0 percent to 2.75 percent on base rate loans. Interest rates payable under the Amended and Restated Credit Agreement remain unchanged through June 30, 2013. Beginning July 1, 2013 and continuing through the June 30, 2014 extended maturity date, the applicable margin on Eurocurrency rate revolving loans increases to 7.5 percent, and the applicable margin on base rate revolving loans increases to 6.5 percent, in each case irrespective of the then current Total Leverage Ratio.

Under the Amended and Restated Credit Agreement, mandatory prepayments in respect of asset dispositions, events of loss and equity issuances may be applied at the option of the borrower to revolving loans, outstanding term loans, or any combination thereof, without any reduction in the commitments under the revolving credit facility.

The Amended and Restated Credit Agreement includes customary representations and warranties and affirmative and negative covenants, which are substantially the same as those provided for in the 2010 Credit Agreement.

A copy of the Amendment and Restatement Agreement is attached to this Current Report on Form 8-K as Exhibit 10, and is incorporated by reference as though fully set forth herein. The foregoing summary description of the Amendment and Restatement Agreement, the Amended and Restated Credit Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text thereof.

Fifth Supplemental Indenture

On November 7, 2012, following receipt of the requisite consents of the holders of its 6.5% Notes, the Company entered into the Fifth Supplemental Indenture with WUSH, as guarantor, and BOKF, NA dba Bank of Texas, as successor trustee to the Indenture dated as of December 23, 2005, as supplemented by the First Supplemental Indenture dated as of November 2, 2007, the Second Supplemental Indenture dated as of March 3, 2009, the Third Supplemental Indenture dated as of July 1, 2010 and the Fourth Supplemental Indenture dated as of September 16, 2011 (as previously supplemented, the “Indenture”) . The Fifth Supplemental Indenture amends Section 6.13 of the Indenture so that certain restrictions on the Company’s ability to incur indebtedness shall not be applicable to borrowings by the Company under the Amended and Restated Credit Agreement during the period from and including the effective date of the Fifth Supplemental Indenture through and including December 15, 2012. The foregoing description of the Fifth Supplemental Indenture does not purport to be complete and is qualified by reference to the Fifth Supplemental Indenture, a copy of which is filed as Exhibit 4 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 8, 2012, WUSH borrowed $60 million of term loans under the Amended and Restated Credit Agreement. The description of the term loans and other provisions of the Amended and Restated Credit Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith.

4	Fifth Supplemental Indenture.

10	Amendment and Restatement Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: November 8, 2012	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4	Fifth Supplemental Indenture.

10	Amendment and Restatement Agreement.